UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

CLEARWIRE CORPORATION

(Name of Registrant as Specified in Its Charter)

SPRINT NEXTEL CORPORATION

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Sprint Nextel

6200 Sprint Parkway

Overland Park, Kan. 66251

Media Contact:

Doug Duvall, 571-287-8153

douglas.duvall@sprint.com

Scott Sloat, 248-855-0164

Scott.sloat@sprint.com

Investor Contact:

Brad Hampton, 800-259-3755

investor.relations@sprint.com

Sprint Submits Increased Offer for Clearwire

•	Increased Offer of $3.40 Per Share Represents Significant Premium to Unaffected Clearwire Trading Price

•	Offer Provides Clearwire Shareholders with Enhanced Value

•	Transaction is Best Strategic Alternative for Clearwire and Stockholders

OVERLAND PARK, Kan. – May 21, 2013 – Sprint (NYSE:S) today announced that it has submitted an increased offer to the Board of Directors of Clearwire (NASDAQ: CLWR) to acquire the approximately 50 percent stake in the company it does not currently own for $3.40 per share, valuing Clearwire at $10.7 billion. This increased offer represents a 14 percent premium to Sprint’s previous offer of $2.97 announced on Dec. 17, 2012 and a 162 percent premium to Clearwire’s closing share price the day before the Sprint-SoftBank discussions were first confirmed in the marketplace on Oct. 11, 2012 when Clearwire was also speculated to be a part of that transaction. The offer represents Sprint’s best and final offer.

The revised offer demonstrates Sprint’s commitment to closing the Clearwire transaction and improving its competitive position in the U.S. wireless industry. Sprint is uniquely positioned to leverage Clearwire’s 2.5 GHz spectrum assets. Sprint’s Network Vision architecture should allow for better strategic alignment and the full utilization and integration of Clearwire’s complementary 2.5 GHz spectrum assets, while achieving operational efficiencies and improved service for customers as the spectrum and network is migrated to 4G LTE standards.

The revised offer has been submitted to the Clearwire Board of Directors and is subject to its formal approval. Clearwire’s Special Committee and Board have repeatedly cited the merger as the best strategic alternative for the company and its minority stockholders. In addition, Clearwire has received commitments from Comcast Corp., Intel Corp and Bright House Networks LLC, who collectively own approximately 26 percent of Clearwire’s shares not affiliated with Sprint, to vote their shares in support of the transaction.

Sprint’s proposal provides a clear path forward for Clearwire and the merger provides attractive value for shareholders of both companies.

Upon approval by the Clearwire Board of Directors, the transaction is subject to customary closing conditions, including regulatory approvals and the approval of Clearwire’s stockholders, including the approval of a majority of Clearwire stockholders not affiliated with Sprint or SoftBank. SoftBank has consented to the increased offer to acquire the remaining stake of Clearwire.

About Sprint Nextel

Sprint Nextel offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint Nextel served more than 55 million customers at the end of the first quarter of 2013 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; offering industry-leading mobile data services, leading prepaid brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. The American Customer Satisfaction Index rated Sprint No. 1 among all national carriers in customer satisfaction and most improved, across all 47 industries, during the last four years. Newsweek ranked Sprint No. 3 in both its 2011 and 2012 Green Rankings, listing it as one of the nation’s greenest companies, the highest of any telecommunications company. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.

Cautionary Statement Regarding Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature. This document contains forward-looking statements relating to the proposed Merger between Sprint and Clearwire pursuant to the Merger Agreement and the related transactions (collectively, the “transaction”). All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and synergies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (i) any conditions imposed in connection with the transaction, (ii) approval of the transaction by Clearwire stockholders, (iii) the satisfaction of various other conditions to the closing of the transaction contemplated by the Merger Agreement, (iv) legal proceedings that may be initiated related to the transaction, and (v) other factors discussed in Clearwire’s and Sprint’s Annual Reports on Form 10-K for their respective fiscal years ended December 31, 2012, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that have been or will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized. None of Sprint, Clearwire or Collie Acquisition Corp. undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the transaction, Sprint and Clearwire have filed a Rule 13e-3 Transaction Statement and Clearwire has filed a definitive proxy statement with the SEC. The definitive proxy statement has been mailed to the Clearwire’s stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT

CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6494. Clearwire’s filings with the SEC are also available on its website at www.clearwire.com.

Participants in the Solicitation

Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the definitive proxy statement for Clearwire’s Special Meeting of Stockholders, which was filed with the SEC on April 23, 2013. Information about Sprint’s officers and directors is set forth in Sprint’s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 28, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the definitive proxy statements regarding the transaction, which was filed by Clearwire with the SEC.

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